UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 31, 2012

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-23137	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2012, the Board of Directors of RealNetworks, Inc. approved certain compensatory arrangements for the company's Interim Chief Executive Officer, Rob Glaser, for his service to RealNetworks in that capacity for the period from July 3, 2012 through December 31, 2012. Specifically, the Board approved a cash payment representing base salary of approximately $224,000 for his service during that period; a fully vested option to purchase 105,000 shares of RealNetworks common stock with an exercise price equal to $7.56 per share, which was the closing price of the company's common stock on the grant date of December 31, 2012; and performance-based restricted stock units covering approximately132,000 shares on the award date. The equity awards were granted pursuant to the company's 2005 Stock Incentive Plan and the standard forms of agreements thereunder. The performance-based restricted stock units will be earned and vested, if at all, based on the achievement of pre-established EBITDA goals in fiscal years 2013 and 2014 (and, assuming the goals have been achieved, continued service to RealNetworks through the vesting date).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Secretary

Dated: January 4, 2013